Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

  Registration Statement (Form S-3 No. 333-39174) of Steiner Leisure Limited,
  Registration Statement (Form S-3 No. 333-73363) of Steiner Leisure Limited,
  Registration Statement (Form S-3 No. 333-76436) of Steiner Leisure Limited,
  Registration Statement (Form S-3 No. 333-109283) of Steiner Leisure Limited,
  Registration Statement (Form S-8 No. 333-39927) pertaining to the Steiner Leisure Limited Amended and Restated 1996 Share Option and Incentive Plan,
  Registration Statement (Form S-8 No. 333-52343) pertaining to the Steiner Leisure Limited Non-Employee Directors Share Option Plan;
  Registration Statement (Form S-8 No. 333-127061) pertaining to the Steiner Leisure Limited 2004 Equity Incentive Plan; and
  Registration Statement (Form S-8 No. 333-166785) pertaining to the Steiner Leisure Limited 2009 Incentive Plan.

of our reports dated March 15, 2012, with respect to the consolidated financial statements of Steiner Leisure Limited and subsidiaries and the effectiveness of internal control over financial reporting of Steiner Leisure Limited and subsidiaries included in this Annual Report (Form 10-K) of Steiner Leisure Limited and subsidiaries for the year ended December 31, 2011.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida

March 15, 2012